EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sonoco Products Company (filed October 28, 2002, File No. 333-100799) of our report dated May 24, 2006 relating to the financial statements and supplemental schedule of the Sonoco Savings Plan as of December 31, 2005 and 2004, and for each of the two years in the period ended December 31, 2005, which appears in this Form 11-K.

/s/McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Charlotte, North Carolina
June 29, 2006